N E W S R E L E A S E

800 Gessner • Suite 500 • Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505

AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
TUESDAY, JULY 29, 2008
GROUP 1 AUTOMOTIVE REPORTS SECOND-QUARTER 2008 FINANCIAL RESULTS
Earnings Guidance / Acquisition and CapEx Targets Revised
HOUSTON, July 29, 2008 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported 2008 second-quarter net income from continuing operations of $18.5 million, or $0.82 per diluted share. This compares to net income of $24.3 million, or $1.02 per diluted share, in the second quarter of 2007. The results in both periods include lease termination and asset impairment charges related to franchise disposals. Excluding the lease termination charge, second-quarter net income from continuing operations was $19.0 million, or $0.84 per diluted share.
Second-quarter 2008 same-store revenues fell 7.1 percent, to $1.5 billion. This decline is primarily due to an 8.2 percent reduction in new vehicle unit sales that resulted in 9.9 percent lower new vehicle revenues, as well as a 5.8 percent decrease in total used vehicle revenues. Retail used vehicle unit sales fell 2.4 percent resulting in a 2.0 percent revenue decline. Consistent with Group 1’s strategy of reducing its low-margin used vehicle wholesale business, wholesale used vehicle revenues were 19.7 percent lower as the company wholesaled 13.4 percent fewer vehicles. These declines more than offset a 4.8 percent increase in parts and service revenues, as well as a 0.6 percent increase in finance and insurance (F&I) revenues. The growth in parts and service reflected improvements in all areas of this business. The revenue increase in F&I was realized despite a 6.3 percent retail unit sales decline as lower product costs and improved penetration more than offset the volume decline.
Same-store gross margin improved 60 basis points, to 15.9 percent, from the second quarter of 2007. The gross margin increase reflected an increase in the mix of the higher-margin parts and service and F&I business, partially offset by lower margins in new and used vehicles.
On a consolidated basis, selling, general and administrative (SG&A) expenses as a percent of gross profit increased 160 basis points, to 77.7 percent, as gross profit was down slightly and SG&A expenses grew 1.7 percent, or $3.3 million, from the prior-year period. The increase in absolute expenses is more than explained by acquisitions.
“The challenges of the new vehicle retail market became even more severe in the second quarter, but our performance in the other areas of our business — used vehicles, parts and service, and finance and insurance — substantially tempered the financial impact of reduced new vehicle sales,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “The strategic initiatives we launched two years ago, that were focused on

Group 1 Automotive, Inc.
the higher-margin used vehicle, parts and service, and finance and insurance businesses, are delivering the desired results and providing meaningful benefits during this period of weaker new vehicle sales.”
For the six-month period, Group 1 reported net income from continuing operations of $35.6 million, or $1.57 per diluted share. On a comparable basis, excluding lease termination and asset impairment charges related to franchise disposals for both periods, six-month net income from continuing operations in 2008 was $36.1 million, or $1.59 per diluted share, compared to $45.0 million, or $1.88, in the 2007 period. Six-month same-store revenues were down 5.3 percent to $2.9 billion, reflecting decreases in new vehicle and wholesale used vehicle sales, partially offset by increases in all other aspects of the business. Total same-store gross margin also improved to 16.2 percent from 15.7 percent in the prior-year period.
2008 Acquisition Target Revised / Corporate Development Update
In light of the more challenging economic conditions, Group 1 has lowered its 2008 acquisition revenue target to $200 million from $300 million.
In June, Group 1 acquired Chrysler and Jeep franchises that will operate out of its existing Dodge dealership in the Austin, Texas, market. The two franchises are estimated to generate $7.7 million in annual revenues and will complete the “Alpha” configuration which includes all three Chrysler brands under one roof, as desired by Chrysler LLC. Year to date, Group 1 has acquired a total of five franchises expected to generate $90.2 million in estimated annual revenues toward its revised $200 million acquisition target.
In addition, Group 1 disposed of nine franchises in the second quarter with 12-month revenues of $128.8 million. These dispositions include the sale on June 30 of all seven of Group 1’s franchises in New Mexico. The financial results associated with the New Mexico operations have been categorized in the second-quarter financial reporting as “discontinued operations,” as the disposition of these six domestic franchises (Chevrolet, Pontiac, Buick, GMC, Chrysler and Jeep) and one import franchise (Mitsubishi) represents Group 1’s withdrawal from the New Mexico market. Additionally, Group 1 closed a Ford dealership in Florida and a Volkswagen dealership in South Carolina in the second quarter.
The company also announced that it disposed of four franchises (Pontiac, Buick, GMC and Cadillac) in Beaumont, Texas, in late July.
2008 Full-Year Guidance and Outlook Revised
Group 1 revised its 2008 full-year guidance from continuing operations to a range of $2.65 to $2.95 based on its outlook and the following assumptions:
•	Industry seasonally adjusted annual sales rate (SAAR) of 14.0 to 14.5 million vehicles

•	Same-store revenues six to seven percent lower

•	SG&A expenses as a percent of gross profit at 78 percent to 79 percent, excluding any one-time items, as lower sales revenues are expected to offset cost improvements

•	Libor interest rates at current levels throughout 2008

•	Tax rate of 38 to 38.5 percent

•	Estimated average diluted shares outstanding of 22.8 million

•	Guidance excludes the impact of future acquisitions and dispositions, as well as the potential related one-time costs estimated at $10 million to $15 million.
In addition, Group 1 announced that it has lowered its 2008 full-year capital expenditure projection to approximately $55 million from $60 million.

Group 1 Automotive, Inc.
Second-Quarter Earnings Conference Call
Group 1’s senior management will host a conference call today at 10 a.m. EDT to discuss the second-quarter financial results and the company’s outlook and strategy.
The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at: 800-257-3401 (domestic) or 303-275-2170 (international).
A telephonic replay will be available following the call through Aug. 5 by dialing: 800-405-2236 (domestic) or 303-590-3000 (international) with passcode 11117356#.
About Group 1 Automotive Inc.
Group 1 owns and operates 100 automotive dealerships, 134 franchises, and 26 collision service centers in the United States and the United Kingdom that offer 31 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
REVENUES:
New vehicle retail sales	$971,281	$1,039,549	(6.6)%	$1,860,062	$1,952,993	(4.8)%
Used vehicle retail sales	298,593	296,650	0.7	602,588	576,651	4.5
Used vehicle wholesale sales	67,496	81,590	(17.3)	134,723	154,746	(12.9)
Parts and service	192,753	176,437	9.2	383,589	349,200	9.8
Finance and insurance	52,992	52,051	1.8	105,416	101,088	4.3

Total revenues	1,583,115	1,646,277	(3.8)%	3,086,378	3,134,678	(1.5)%

COST OF SALES:
New vehicle retail sales	908,262	970,248	(6.4)%	1,739,899	1,820,301	(4.4)%
Used vehicle retail sales	266,192	261,684	1.7	536,605	506,507	5.9
Used vehicle wholesale sales	68,290	82,139	(16.9)	135,458	154,097	(12.1)
Parts and service	88,960	80,029	11.2	175,426	160,451	9.3

Total cost of sales	1,331,704	1,394,100	(4.5)%	2,587,388	2,641,356	(2.0)%

GROSS PROFIT	251,411	252,177	(0.3)%	498,990	493,322	1.1%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	195,337	191,998	1.7	390,399	385,000	1.4

DEPRECIATION AND AMORTIZATION EXPENSE	6,497	5,103	27.3	12,315	9,838	25.2

ASSET IMPAIRMENTS	—	356	(100.0)	—	356	(100.0)

OPERATING INCOME	49,577	54,720	(9.4)%	96,276	98,128	(1.9)%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(12,392)	(11,477)	8.0	(24,400)	(23,388)	4.3
Other interest expense, net	(7,066)	(6,141)	15.1	(14,904)	(10,661)	39.8
Gain on redemption of senior subordinated notes	—	—	—	409	—	100.0
Other income (expense), net	(36)	95	(137.9)	314	191	64.4

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	30,083	37,197	(19.1)%	57,695	64,270	(10.2)%

PROVISION FOR INCOME TAXES	11,591	12,908	(10.2)	22,100	22,349	(1.1)

INCOME FROM CONTINUING OPERATIONS	18,492	24,289	(23.9)%	35,595	41,921	(15.1)%

DISCONTINUED OPERATIONS:
Loss related to discontinued operations	(2,367)	(106)	2,133.0	(3,481)	(381)	813.6
Income tax benefit related to loss on discontinued operations	1,091	31	3,419.4	1,478	123	1,101.6

LOSS RELATED TO DISCONTINUED OPERATIONS	(1,276)	(75)	1,601.3%	(2,003)	(258)	676.4%

NET INCOME	$17,216	$24,214	(28.9)%	$33,592	$41,663	(19.4)%

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings per share from continuing operations	$0.82	$1.02	(19.6)%	$1.57	$1.75	(10.3)%
Loss per share related to discontinued operations	(0.06)	$(0.01)	(500.0)	(0.09)	(0.01)	(800.0)

Earnings per share	$0.76	$1.01	(24.8)%	$1.48	$1.74	(14.9)%

Weighted average diluted shares outstanding	22,661	23,888	(5.1)%	22,728	23,984	(5.2)%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	June 30,	December 31,
	2008	2007	% Change
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$39,968	$34,248	16.7%
Contracts in transit and vehicle receivables, net	145,231	189,400	(23.3)
Accounts and notes receivable, net	83,328	82,698	0.8
Inventories	933,469	878,168	6.3
Assets related to discontinued operations	10,812	30,531	(64.6)
Deferred income taxes	18,933	18,287	3.5
Prepaid expenses and other current assets	15,362	29,651	(48.2)

Total current assets	1,247,103	1,262,983	(1.3)
PROPERTY AND EQUIPMENT, net	542,453	427,223	27.0
GOODWILL AND OTHER INTANGIBLES	807,692	787,245	2.6
OTHER ASSETS	25,538	28,730	(11.1)

Total assets	$2,622,786	$2,506,181	4.7%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$753,760	$648,469	16.2%
Floorplan notes payable — manufacturer affiliates	168,901	170,911	(1.2)
Current maturities of long-term debt	13,667	12,260	11.5
Accounts payable	107,258	111,458	(3.8)
Liabilities related to discontinued operations	5,170	35,180	(85.3)
Accrued expenses	100,902	100,000	0.9

Total current liabilities	1,149,658	1,078,278	6.6
2.25% CONVERTIBLE SENIOR NOTES	282,214	281,915	0.1
8.25% SENIOR SUBORDINATED NOTES	82,205	100,273	(18.0)
MORTGAGE FACILITY, net of current maturities	173,291	124,633	39.0
OTHER REAL ESTATE RELATED AND LONG-TERM DEBT, net of current maturities	37,296	6,104	511.0
CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE, net of current maturities	40,225	26,913	49.5
ACQUISITION LINE	50,000	135,000	(63.0)
DEFERRED INCOME TAXES	29,562	6,849	331.6
LIABILITIES FROM INTEREST RISK MANAGEMENT ACTIVITIES	15,395	16,188	(4.9)
OTHER LIABILITIES	32,089	29,016	10.6

Total liabilities before deferred revenues	1,891,935	1,805,169	4.8

DEFERRED REVENUES	13,693	16,531	(17.2)

STOCKHOLDERS’ EQUITY:
Common stock	256	255	0.4
Additional paid-in capital	292,807	293,675	(0.3)
Retained earnings	529,892	502,783	5.4
Accumulated other comprehensive loss	(9,097)	(9,560)	(4.8)
Treasury stock	(96,700)	(102,672)	(5.8)

Total stockholders’ equity	717,158	684,481	4.8

Total liabilities and stockholders’ equity	$2,622,786	$2,506,181	4.7%

BALANCE SHEET DATA:
Working capital	$97,445	$184,705
Current ratio	1.08	1.17

Long-term debt to capitalization	49%	50%
Excluding real estate related debt	39%	45%

Inventory days supply: (1)
New vehicle	66	62
Used vehicle	28	35

(1)	Inventory days supply equals units in inventory as of the end of the period, divided by unit sales for the month then ended, times 30 days.

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Six Months Ended,
		June 30,		June 30,
		2008	2007	2008	2007
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
Region	Geographic Market
Eastern	Massachusetts	11.8%	12.4%	11.7%	12.0%
	New Jersey	7.1	5.5	6.8	5.5
	New York	4.3	2.5	4.2	2.4
	New Hampshire	3.7	4.0	3.5	3.7
	Louisiana	3.1	4.0	3.4	3.9
	Georgia	3.3	3.6	3.4	3.6
	Florida	2.3	3.6	2.6	3.7
	Mississippi	1.7	1.5	1.6	1.6
	Alabama	0.9	0.9	0.9	1.0
	Maryland	0.6	—	0.3	—
	South Carolina	0.3	—	0.3	—

		39.1	38.0	38.7	37.4

Central	Texas	32.2	31.4	32.6	31.6
	Oklahoma	9.6	10.3	9.4	9.9
	Kansas	1.4	1.1	1.3	1.0

		43.2	42.8	43.3	42.5

Western	California	16.0	17.6	16.3	18.7

International	United Kingdom	1.7	1.6	1.7	1.4

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/ Scion/Lexus		35.5%	36.8%	35.2%	36.3%
Honda/Acura		14.9	12.4	14.0	12.2
Nissan/Infiniti		12.7	12.0	12.9	12.8
Ford		9.5	12.9	10.6	13.2
BMW/Mini		9.0	6.9	8.2	6.3
Chrysler		5.7	7.9	6.3	7.7
Mercedes-Benz		5.7	2.8	5.6	3.0
GM		4.5	5.5	4.7	5.7
Other		2.5	2.8	2.5	2.8

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		58.0%	55.9%	56.8%	55.9%
Luxury		24.3	19.9	23.8	19.8
Domestic		17.7	24.2	19.4	24.3

		100.0%	100.0%	100.0%	100.0%

Car		61.8%	55.0%	58.7%	53.6%
Truck		38.2	45.0	41.3	46.4

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
REVENUES:
New vehicle retail sales	$971,281	$1,039,549	(6.6)%	$1,860,062	$1,952,993	(4.8)%

Used vehicle retail sales	298,593	296,650	0.7	602,588	576,651	4.5
Used vehicle wholesale sales	67,496	81,590	(17.3)	134,723	154,746	(12.9)

Total used	366,089	378,240	(3.2)	737,311	731,397	0.8
Parts and service	192,753	176,437	9.2	383,589	349,200	9.8
Finance and insurance	52,992	52,051	1.8	105,416	101,088	4.3

Total	$1,583,115	$1,646,277	(3.8)%	$3,086,378	$3,134,678	(1.5)%

GROSS MARGIN:
New vehicle retail sales	6.5%	6.7%		6.5%	6.8%
Used vehicle retail sales	10.9	11.8		10.9	12.2
Used vehicle wholesale sales	(1.2)	(0.7)		(0.5)	0.4
Total used	8.6	9.1		8.8	9.7
Parts and service	53.8	54.6		54.3	54.1
Finance and insurance	100.0	100.0		100.0	100.0
Total	15.9%	15.3%		16.2%	15.7%

GROSS PROFIT:
New vehicle retail sales	$63,019	$69,301	(9.1)%	$120,163	$132,692	(9.4)%

Used vehicle retail sales	32,401	34,966	(7.3)	65,983	70,144	(5.9)
Used vehicle wholesale sales	(794)	(549)	(44.6)	(735)	649	(213.3)

Total used	31,607	34,417	(8.2)	65,248	70,793	(7.8)
Parts and service	103,793	96,408	7.7	208,163	188,749	10.3
Finance and insurance	52,992	52,051	1.8	105,416	101,088	4.3

Total	$251,411	$252,177	(0.3)%	$498,990	$493,322	1.1%

UNITS SOLD:
Retail new vehicles sold	32,368	34,706	(6.7)%	60,887	65,270	(6.7)%

Retail used vehicles sold	16,783	17,115	(1.9)	33,888	33,860	0.1
Wholesale used vehicles sold	10,304	11,842	(13.0)	20,252	22,303	(9.2)

Total used	27,087	28,957	(6.5)%	54,140	56,163	(3.6)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,947	$1,997	(2.5)%	$1,974	$2,033	(2.9)%
Used vehicle retail sales	1,931	2,043	(5.5)	1,947	2,072	(6.0)
Used vehicle wholesale sales	(77)	(46)	(67.4)	(36)	29	(224.1)
Total used	1,167	1,189	(1.9)	1,205	1,260	(4.4)
Finance and insurance (per retail unit)	$1,078	$1,004	7.4%	$1,112	$1,020	9.0%

OTHER:
SG&A expenses	$195,337	$191,998	1.7%	$390,399	$385,000	1.4%
SG&A as % revenues	12.3%	11.7%		12.6%	12.3%
SG&A as % gross profit	77.7%	76.1%		78.2%	78.0%
Operating margin	3.1%	3.3%		3.1%	3.1%
Pretax income margin	1.9%	2.3%		1.9%	2.1%

Floorplan interest	(12,392)	(11,477)	8.0	(24,400)	(23,388)	4.3
Floorplan assistance	7,839	9,713	(19.3)	15,565	18,491	(15.8)

Net floorplan (expense) income	$(4,553)	$(1,764)	158.1%	$(8,835)	$(4,897)	80.4%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
REVENUES:
New vehicle retail sales	$925,082	$1,027,177	(9.9)%	$1,764,524	$1,925,178	(8.3)%

Used vehicle retail sales	284,975	290,730	(2.0)	566,337	563,376	0.5
Used vehicle wholesale sales	64,403	80,162	(19.7)	125,534	150,945	(16.8)

Total used	349,378	370,892	(5.8)	691,871	714,321	(3.1)
Parts and service	181,550	173,294	4.8	357,557	341,153	4.8
Finance and insurance	51,802	51,518	0.6	102,902	100,004	2.9

Total	$1,507,812	$1,622,881	(7.1)%	$2,916,854	$3,080,656	(5.3)%

GROSS MARGIN:
New vehicle retail sales	6.4%	6.6%		6.4%	6.8%
Used vehicle retail sales	10.9	11.7		11.1	12.1
Used vehicle wholesale sales	(1.2)	(0.5)		(0.6)	0.6
Total used	8.7	9.1		9.0	9.7
Parts and service	53.9	54.6		54.3	54.0
Finance and insurance	100.0	100.0		100.0	100.0
Total	15.9%	15.3%		16.2%	15.7%

GROSS PROFIT:
New vehicle retail sales	$59,068	$68,217	(13.4)%	$112,894	$130,416	(13.4)%

Used vehicle retail sales	31,193	34,147	(8.7)	63,089	68,187	(7.5)
Used vehicle wholesale sales	(757)	(420)	(80.2)	(756)	899	(184.1)

Total used	30,436	33,727	(9.8)	62,333	69,086	(9.8)
Parts and service	97,794	94,698	3.3	194,009	184,384	5.2
Finance and insurance	51,802	51,518	0.6	102,902	100,004	2.9

Total	$239,100	$248,160	(3.7)%	$472,138	$483,890	(2.4)%

UNITS SOLD:
Retail new vehicles sold	31,466	34,292	(8.2)%	59,048	64,372	(8.3)%

Retail used vehicles sold	16,356	16,759	(2.4)	32,756	33,013	(0.8)
Wholesale used vehicles sold	10,068	11,632	(13.4)	19,608	21,773	(9.9)

Total used	26,424	28,391	(6.9)%	52,364	54,786	(4.4)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$1,877	$1,989	(5.6)%	$1,912	$2,026	(5.6)%
Used vehicle retail sales	1,907	2,038	(6.4)	1,926	2,065	(6.7)
Used vehicle wholesale sales	(75)	(36)	(108.3)	(39)	41	(195.1)
Total used	1,152	1,188	(3.0)	1,190	1,261	(5.6)
Finance and insurance (per retail unit)	$1,083	$1,009	7.3%	$1,121	$1,027	9.2%

OTHER:
SG&A expenses	$186,513	$187,309	(0.4)%	$369,546	$370,842	(0.3)%
SG&A as % revenues	12.4%	11.5%		12.7%	12.0%
SG&A as % gross profit	78.0%	75.5%		78.3%	76.6%
Operating margin	3.1%	3.5%		3.1%	3.4%

Floorplan interest	(11,872)	(11,134)	(6.6)	(23,079)	(22,630)	(2.0)
Floorplan assistance	7,839	9,454	(17.1)	15,564	17,965	(13.4)

Net floorplan (expense) income	$(4,033)	$(1,680)	(140.1)%	$(7,515)	$(4,665)	(61.1)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)

NET INCOME FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
As reported	$18,492	$24,289	(23.9)%	$35,595	$41,921	(15.1)%
Adjustments:
Lease Terminations	535	326		535	2,809
Asset impairments	—	232		—	232

Adjusted (1)	$19,027	$24,847	(23.4)%	$36,130	$44,962	(19.6)%

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended June 30,			Six Months Ended June 30,
	2008	2007	% Change	2008	2007	% Change
Earnings per share from continuing operations	$0.82	$1.02	(19.6)%	$1.57	$1.75	(10.3)%
Adjustments:
Lease Terminations	0.02	0.01		0.02	0.12
Asset impairments	—	0.01		—	0.01

Adjusted (1)	$0.84	$1.04	(19.2)%	$1.59	$1.88	(15.4)%

(1)	Adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations means net income from continuing operations or diluted earnings per share from continuing operations, as the case may be, plus the adjustments noted above. We use adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations in our evaluation of the performance of the company, as we believe that they provide additional information regarding the performance of our operations. We believe the presentation of these measures is relevant and useful to investors because they improve period-to-period comparability and are more reflective of our operating performance. Neither of these measures is a measure of financial performance under GAAP. Accordingly, they should not be considered as substitutes for net income from continuing operations or diluted earnings per share from continuing operations prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our net income from continuing operations and diluted earnings per share from continuing operations calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.